UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2008

CAPITAL CITY BANK GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	0-13358	59-2273542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
217 North Monroe Street, Tallahassee, Florida		32301
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (850) 671-0300

___________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAPITAL CITY BANK GROUP, INC.

FORM 8-K
CURRENT REPORT

Item 8.01.        Other Events.

On October 3, 2007, Visa Inc. (“Visa”) announced that it had completed restructuring transactions in preparation for its initial public offering (“IPO”).  As part of this restructuring, Capital City Bank Group, Inc. (“CCBG”), as a member of Visa U.S.A. Inc. (“Visa U.S.A.”), will receive its proportionate share of Class USA shares of Visa common stock.  In filings with the Securities and Exchange Commission (“SEC”), Visa stated that it expects to apply a portion of the proceeds from its IPO to fund an escrow account to cover certain litigation judgments and settlements (the “Covered Litigation”), including a lawsuit by American Express Co. (“American Express”) and Discover Financial Services (“Discover”), and may conduct follow-on offerings to increase the size of the escrow account.

On November 7, 2007, Visa announced that it had reached a settlement regarding the litigation with American Express.  On December 21, 2007, Visa filed its annual report on Form 10-K in which it disclosed that it recorded a litigation reserve for the litigation with Discover.

Visa U.S.A. believes that its member banks are required to indemnify Visa U.S.A. for potential losses arising from the Covered Litigation.  Although CCBG has not accepted the Visa U.S.A.’s assertions, CCBG has determined that it is required to recognize certain contingent obligations.  While the estimation of any potential losses related to the Covered Litigation is highly speculative, based on Visa’s announced settlement with American Express and its recorded reserve for the Discover litigation, CCBG will recognize, in its fourth quarter financial statements, a charge of approximately $992,000, or $0.03 per diluted common share to recognize the contingent liability related to the American Express and Discover lawsuits.

In the event the IPO occurs, Visa has stated in its filings with the SEC that Visa’s escrow account discussed above will be used to pay the Covered Litigation judgments and settlements.  Thus, provided that the escrow account has sufficient funds, the liability recorded on CCBG’s books would no longer be required.

At this time, with respect to the remaining Covered Litigation, CCBG does not know the probable outcome of such litigation and cannot reasonably estimate a range of loss.  CCBG will continue to monitor both the litigation and Visa’s proposed IPO, and will properly reflect these activities in its financial statements, when and if appropriate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL CITY BANK GROUP, INC.

Date: January 10, 2008	By:	/s/
J. Kimbrough Davis,
Executive Vice President
and Chief Financial Officer